Exhibit 1

Joint Filing Agreement

We, the undersigned, hereby agree that the Statement on Schedule 13G in connection with the securities of Xunlei Limited to which this Agreement is an Exhibit, and any amendment thereafter signed by each of the undersigned, may be filed by IDG Technology Venture Investment III L.P., IDG Technology Venture Investment IV L.P. and IDG Technology Venture Investment V L.P. on behalf of each of the undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: February 12, 2018

IDG TECHNOLOGY VENTURE INVESTMENT III L.P. By: IDG Technology Venture Investment III LLC, its General Partner

By:	/s/ Quan ZHOU
Name: Quan ZHOU
Title: Authorized Signatory

IDG TECHNOLOGY VENTURE INVESTMENT III LLC

By:	/s/ Quan ZHOU
Name: Quan ZHOU
Title: Authorized Signatory

IDG TECHNOLOGY VENTURE INVESTMENT IV L.P. By: IDG Technology Venture Investment IV LLC, its General Partner

By:	/s/ Quan ZHOU
Name: Quan ZHOU
Title: Authorized Signatory

IDG TECHNOLOGY VENTURE INVESTMENT IV LLC

By:	/s/ Quan ZHOU
Name: Quan ZHOU
Title: Authorized Signatory

IDG TECHNOLOGY VENTURE INVESTMENT V L.P. By: IDG Technology Venture Investment V LLC, its General Partner

By:	/s/ Quan ZHOU
Name: Quan ZHOU
Title: Authorized Signatory

IDG TECHNOLOGY VENTURE INVESTMENT V LLC

By:	/s/ Quan ZHOU
Name: Quan ZHOU
Title: Authorized Signatory

quan zhou

By:	/s/ Quan ZHOU

CHI SING HO

By:	/s/ Chi Sing Ho